Exhibit (b)

Natixis Funds Trust IV

Section 906 Certification

In connection with the report on Form N-CSR for the period ended January 31, 2012 for the Registrant (the “Report”), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: President and Chief Executive Officer Natixis Funds Trust IV	By: Treasurer Natixis Funds Trust IV

/s/ David L. Giunta	/s/ Michael C. Kardok
David L. Giunta	Michael C. Kardok

Date: March 22, 2012	Date: March 22, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Natixis Funds Trust IV and will be retained by the Natixis Funds Trust IV and furnished to the Securities and Exchange Commission or its staff upon request.